UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37709	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9205 West Russell Road, Ste 400
Las Vegas, NV 89148
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 649-2218

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AX	New York Stock Exchange

Not Applicable

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement.
On September 19, 2025, Axos Financial, Inc. (the “Company”) completed its previously announced sale of $200,000,000 aggregate principal amount of the Company’s 7.00% Fixed-to-Floating Rate Subordinated Notes due 2035 (the “Notes”) to Keefe, Bruyette & Woods, Inc., as representative of the underwriters named in an underwriting agreement dated September 16, 2025, by and between the Company and the underwriters named therein.
The Notes were issued pursuant to the Indenture, dated as of February 24, 2022 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of September 19, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.
From and including September 19, 2025 to, but excluding October 1, 2030, or the date of earlier redemption, the Notes will accrue interest at a fixed rate per annum equal to 7.00%, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2026. From and including October 1, 2030, to, but excluding, October 1, 2035 or the date of earlier redemption, (the “floating rate period”), the Notes will accrue interest at a floating rate per annum equal to the benchmark rate, which is the then-current Three-Month Term SOFR (as defined in the Indenture), plus a spread of 379 basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2031; provided, however, that if the benchmark rate is less than zero, the benchmark rate will be deemed to be zero.
The Notes will mature on October 1, 2035. The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
The Notes are unsecured, subordinated and rank junior in right of payment and upon the Company’s liquidation to the Company’s existing and all of the Company’s future Senior Indebtedness (as defined in the Indenture). The Notes may be redeemed on October 1, 2030, and on any interest payment date thereafter, in whole or in part, from time to time, and may be redeemed any time upon the occurrence of certain events, in each case at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, subject to certain conditions described in the Indenture.
The foregoing descriptions of the Base Indenture, Supplemental Indenture and Notes are each qualified in their entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.
Thompson Coburn LLP has provided the Company with the legal opinion regarding the Notes, attached hereto as Exhibit 5.1.
Item 2.03 Creation of a Direct Financial Obligation of a Registrant.
The information contained in (or incorporated by reference into) Item 1.01 is incorporated into this Item 2.03 by reference.
Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
4.1
Indenture, dated as of February 24, 2022, between Axos Financial, Inc. and U.S. Bank Trust Company, as trustee, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 24, 2022.

4.2	Second Supplemental Indenture, dated as of September 19, 2025, between Axos Financial, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of Global Note to represent the 7.00% Fixed-to-Floating Rate Subordinated Notes due 2035 of Axos Financial, Inc. (included in Exhibit 4.2 as Exhibit A).
5.1	Opinion of Thompson Coburn LLP.
23.1	Consent of Thompson Coburn LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	September 19, 2025	By:	/s/ Derrick K. Walsh
Derrick K. Walsh
EVP and Chief Financial Officer